Exhibit 21.1

SUBSIDIARIES OF TRINSEO PLC

AS OF DECEMBER 31, 2024

Entity Name	Jurisdiction
1. Trinseo Belgium B.V.	Belgium
2. Trinseo Operating Belgium B.V.	Belgium
3. Trinseo Canada ULC	Canada
4. Styron Synthetic Materials (Shanghai) Company Limited	China
5. Trinseo Polymers (Zhangjiagang) Company Limited	China
6. Altuglas International Denmark A/S	Denmark
7. Trinseo Suomi Oy	Finland
8. Altuglas International SAS	France
9. Trinseo France S.A.S.	France
10. Trinseo Deutschland Anlagengesellschaft mbH	Germany
11. Trinseo Deutschland GmbH	Germany
12. Trinseo Deutschland RE GmbH & Co. KG	Germany
13. Trinseo Deutschland RE GP GmbH	Germany
14. Trinseo (Hong Kong) Limited	Hong Kong
15. Trinseo Materials (Hong Kong) Limited	Hong Kong
16. Trinseo India Trading Private Limited	India
17. PT Trinseo Materials Indonesia	Indonesia
18. PT Trinseo Operating Indonesia	Indonesia
19. Trinseo Finance Ireland Unlimited Company	Ireland
20. Trinseo Ireland Global IHB Limited	Ireland
21. Trinseo Ireland Holdings Limited	Ireland
22. Trinseo Services Ireland Limited	Ireland
23. A.P.I. Applicazioni Plastiche Industriali S.p.A.	Italy
24. Altuglas S.r.l.	Italy
25. Trinseo Italia S.R.L.	Italy
26. Trinseo Japan Y.K.	Japan
27. Trinseo Korea Ltd.	Korea
28. Trinseo Holding S.à r.l.	Luxembourg
29. Trinseo Luxco S.à r.l.	Luxembourg
30. Trinseo Luxco Finance SPV S.à r.l.	Luxembourg
31. Altuglas Mexico, S.A. de C.V.	Mexico
32. Trinseo de México S. de R.L. de C.V.	Mexico
33. Heathland B.V.	The Netherlands
34. Styron Netherlands Holding Company B.V.	The Netherlands
35. Trinseo Holding B.V.	The Netherlands
36. Trinseo Netherlands B.V.	The Netherlands
37. Styron Poland sp. z.o.o.	Poland
38. Trinseo Holdings Asia Pte. Ltd.	Singapore
39. Trinseo Singapore Pte. Ltd.	Singapore
40. Trinseo Sverige AB	Sweden
41. Trinseo Europe GmbH	Switzerland
42. Trinseo Export GmbH	Switzerland
43. Taiwan Trinseo Limited	Taiwan
44. Trinseo Kimya Ticaret Limited Şirketi	Turkey
45. Trinseo UK Limited	England and Wales
46. Altuglas LLC	USA – Delaware
47. Americas Styrenics LLC[1]	USA – Delaware
48. Trinseo LLC	USA – Delaware
49. Trinseo Materials Finance, Inc.	USA – Delaware

50. Trinseo NA Finance LLC	USA – Delaware
51. Trinseo NA Finance SPV LLC	USA – Delaware
52. Trinseo U.S. Holding, Inc.	USA – Delaware
53. Trinseo U.S. Receivables Company SPV LLC	USA – Delaware
54. Aristech Surfaces LLC	USA – Kentucky

1 Represents a joint venture company of which the registrant indirectly owns 50% of the voting equity.